Exhibit 99.1
RESEARCHERS PROVIDE UPDATE ON TWO PARTICIPANTS IN PILOT TRIAL OF
CYBERKINETICS’ BRAINGATE™ SYSTEM
Observations and Data Presented at the Annual Meeting of the Society for Neuroscience
FOXBOROUGH, Mass, November 14, 2005 — Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN) (Cyberkinetics) reports its latest findings with respect to the Company’s BrainGate™ Neural Interface System in two posters today at the Annual Meeting of the Society for Neuroscience in Washington, D.C. The poster presentations include detailed discussions of the scientific, mathematical and practical observations related to the first of two participants, each with quadriplegia, using their own thoughts and the BrainGate™ System (BrainGate) to control a computer in an ongoing pilot study of the system. Progress toward the development of automated software to support the BrainGate System will also be reported. The detailed information includes positive initial observations from the second participant in the BrainGate pilot trial.
“We are extremely excited to report that preliminary observations in our second participant confirm that the BrainGate System can detect neural activity in the motor cortex and that this activity can be modulated by a person with a spinal cord injury,” said John Donoghue, Ph.D., Founder and Chief Scientific Officer of Cyberkinetics and Chairman of the Department of Neuroscience at Brown University. “Both participants have been able to use the BrainGate System to control a computer interface. These findings support the continued development of the BrainGate System toward our ultimate goal of creating a safe, useful, thought-controllable operating system for people with disabilities to control a wide range of devices and, hopefully at some point, the person’s own limbs. ”
“Preliminary data from our second participant was obtained after our research team successfully engineered a mechanical solution to a defect in the external connector portion of the implanted device,” said Tim Surgenor, Cyberkinetics’ President and Chief Executive Officer. “Based on the experience gained from this development, we have modified and strengthened our manufacturing process and testing standards to assure that BrainGate System implants continue to meet our performance criteria.”
Summary of Preliminary Results
The poster entitled, “BrainGate Neuromotor Prosthesis: Nature and Use of Neural Control Signals,” includes detailed analysis of neural signals from the first participant in the BrainGate pilot clinical trial. The results presented included the finding that many neural (brain) signals, including signal patterns related to shoulder, arm, wrist and hand movement, can be detected, transmitted, and analyzed by the BrainGate System. The participant demonstrated the ability to control these signals and results indicated that the use of certain techniques can improve the level of control. Finally, a specific type of signal called a “Local Field Potential” appears to contain important information about intended movement including the ability to predict the participant’s “intention” to move moments before movement begins.
The poster also provides, for the first time, preliminary data from the second participant in the BrainGate pilot trial. The preliminary data presented showed that neural activity was detected in the motor cortex approximately 6 months after implantation and that this activity could be controlled by the second participant and used to control a computer interface.
The poster entitled, “Advances Towards a Practical Brain Interface for Paralyzed Humans: BrainGate™,” includes data related to the development of software that is designed to automate the operation of the BrainGate System. As demonstrated by the data to be presented in the poster, this software significantly reduced the time that would be required for a technician to manually sort neuronal signals and provides a more reliable signal. The poster also described a system for automatically monitoring implant function. Included in the data to be presented are examples of neuronal signals from the second participant in the BrainGate System pilot study. The automated software element is a critical building block for the Company’s M*Power™ Controller System (M*Power™ Controller). The M*Power software may, ultimately, enable a person to operate the BrainGate System without the assistance of a specially trained technician.
About the BrainGate™ System
The BrainGate Neural Interface System is a proprietary, investigational brain-computer interface (BCI) that consists of an internal sensor to detect brain cell activity and external processors that convert these brain signals into a computer-mediated output under the person’s own control. The sensor is a tiny silicon chip about the size of a baby aspirin with one hundred electrodes, each thinner than a human hair, that can detect the electrical activity of neurons. The sensor is implanted on the surface of the area of the brain responsible for movement, the motor cortex. A small wire connects the sensor to a pedestal that is placed on the skull, extending through the scalp. An external cable connects the pedestal to a cart containing computers, signal processors and monitors that enable the study operators to determine how well study participants can control devices driven by their neural output – that is, by thought alone. The ultimate goal of the BrainGate System development program is to create a safe, effective and unobtrusive universal operating system that will enable those with motor impairments resulting from a variety of causes to quickly and reliably control a wide range of devices, including computers, assistive technologies and medical devices, simply by using their thoughts.
A pilot study of the BrainGate System is currently underway in those with severe paralysis resulting from spinal cord injury (SCI), muscular dystrophy, or with “locked-in” syndrome (tetraplegia and the inability to speak) secondary to stroke. Two participants have received BrainGate implants in this study, one of whom has recently completed one year in the trial. Previously published results from this study of the BrainGate System have demonstrated that a person with severe paralysis can control a computer cursor in order to operate external devices, as well as to operate a prosthetic hand. Enrollment for the BrainGate SCI study is currently open through the Spaulding Rehabilitation Hospital in Boston, Massachusetts, the Rehabilitation Institute of Chicago in Illinois, and the Sargent Rehabilitation Center in Providence, Rhode Island.
A second pilot study is currently enrolling individuals with ALS (Amyotrophic Lateral Sclerosis or Lou Gehrig’s disease) or another motor neuron disease (MND) at the Massachusetts General Hospital in Boston, Massachusetts. The study is open to participants that live within a two-hour drive of Boston, Massachusetts, and that meet the study’s selection criteria. The two primary goals of the pilot clinical study are to characterize the safety profile of the device and to evaluate the quality, type, and usefulness of neural output control that participants can achieve by using their thoughts. A long-term goal of this research is to develop a system that can be used by those with ALS or other motor neuron diseases without the assistance of a technician.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, a leader in brain interface technology, is developing products to treat nervous system diseases and disorders by bringing together advances in neuroscience, computer science and engineering. Cyberkinetics’ products are based on over ten years of technology development and cutting-edge neuroscience research at leading academic institutions such as Brown University, the Massachusetts Institute of Technology, Emory University, and the University of Utah.
Cyberkinetics has received FDA clearance to market the NeuroPort™ System, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. The NeuroPort™ System can contribute to the diagnosis and treatment of neurological conditions in patients who have undergone a craniotomy by providing neurologists and neurosurgeons a new resource to detect, transmit and analyze neural activity.
Cyberkinetics’ BrainGate™ System is being designed to give severely paralyzed individuals, as well as individuals with motor impairment from a variety of causes, a long-term, direct brain-computer interface for the purpose of communication and control of a computer, assistive devices, and, ultimately, limb movement.
Copies of the two abstracts are available in the Media Kit at www.cyberkineticsinc.com. For specific information about BrainGate™ clinical trials please send an email to braingateinfo@cktrial.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.
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